UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2005


                        MOBILE REACH INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   000-29313                    20-0121007
 ---------------------------   ----------------------         -----------------
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
       of incorporation)                                     Identification No.)


                      2054 Kildaire Farm Rd. #353, Cary NC          27511
                     --------------------------------------        --------
                    (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (919) 376-0231

                                 NOT APPLICABLE
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On April 28, 2005, Mobile Reach International, Inc. (the "Company") and A. Christopher Johnson entered into an employment agreement, effective as of April 1, 2005, pursuant to which Mr. Johnson shall remain as the Chief Executive Officer of the Company shall be paid an annual salary at the rate of $120,000. Mr. Johnson's salary is scheduled to increase to $175,000 in the event the Company closes a financing with proceeds to the Company in excess of $1 million. At his election, Mr. Johnson may convert any accrued but unpaid salary into incentive stock options to purchase shares of the Company's common stock at an exercise price equal he closing price (on the principal exchange on which the common stock is traded) of the common stock on the business day immediately preceding the date of conversion. The agreement further provides that if Mr. Johnson's employment is terminated other than for cause (as defined in the employment agreement), he will be entitled to receive an amount in cash equal to three months' base salary plus benefits for such period.

From August 2004 until the execution of the employment agreement, Mr. Johnson was acting as the interim Chief Executive Officer of the Company without an employment agreement and he did not accrue a salary. There are no family relationships between Mr. Johnson and any of the other executive officers or directors of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 28, 2005, the Company executed definitive agreements for the purchase by institutional, accredited investors (collectively, the "Investors") of $125,000 of principal amount of 8% convertible promissory notes of the Company ("Note" or the "Notes"), maturing on April 1, 2006, convertible at the Investor's option, into shares of the Company's common stock, $.0001 par value (the "Common Stock") at a per share conversion price equal to the lesser of (i) 70% of the average of the closing bid prices of the Common Stock as reported by Bloomberg, L.P. for the principal trading market of the Company for the three trading days immediately preceding the closing on April 28, 2005 (the "Closing Date Conversion Price"), or (ii) the average of the three lowest closing bid prices for the ten trading days preceding the conversion date. In connection with the issuance of the Notes, the Company issued to the Investors five-year common stock purchase warrants (the "Warrants") to purchase the number of shares of Common Stock which would be issued on the closing date assuming the conversion of all of the outstanding Notes on the closing date at the Closing Date Conversion Price. The exercise price of the Warrants is equal to the Closing Date Conversion Price. Following the effective date of the Registration Statement (as defined below), the Warrants shall provide for cashless exercise. The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment for certain dilution events or in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Subject to certain excepted issuances, the Investors have a right of first refusal with respect to any proposed sale of Company securities for a period of one year following the effective date of the Registration Statement.

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As of the date of the filing of this Current Report on Form 8-K, the Company received gross proceeds of $125,000 and net proceeds of approximately $100,000, after payment of offering related fees and expenses.

Provided that the Company is not in default under the Notes or other transaction documents, the Company will have the right, subject to the conversion rights of the Investors under the Notes, to prepay the principal amount and accrued but unpaid interest of the Notes at any time for an amount equal to 120% of the original principal amount of the Notes.

The Notes may not be converted prior to the Company obtaining approval of stockholders to increase the number of authorized shares of Common Stock (the "Share Increase") to allow for any such conversions. The Company has agreed to file an information or proxy statement with the Securities and Exchange Commission to obtain stockholder approval of the Share Increase by May 16, 2005 (the "Filing Date"), and to use reasonable best efforts to obtain stockholder approval not later than 90 days from the earlier of the Filing Date or the actual date of filing by the Company.

In addition, the Company has agreed to file within 90 days of the closing a registration statement (the "Registration Statement") covering the shares of Common Stock underlying the Notes and Warrants, and have such Registration Statement declared effective within 120 days of the closing. The Company will be obligated to pay liquidated damages to the holders of the Notes if the Registration Statement is not timely filed or declared effective, if the effectiveness of the Registration Statement is subsequently suspended for more than certain specified permitted periods (each, an "Event Date"), and for certain other specified events, in an amount equal to 1% for the first 30 days (or portion thereof) following an Event Date and 2% for each thirty day period (or portion thereof) thereafter.

Prior to the closing, the Company agreed with certain of its existing institutional, accredited investors (the "Old Investors") who purchased securities from the Company in a private offering of convertible debentures and warrants under a securities purchase agreement, dated as of February 27, 2004, that, in consideration for the purchase by such investors of additional Notes in the principal amount of $125,000 and Warrants, and the Old Investor's agreement to waive any and all obligations and liabilities of the Company under their original subscription documents, the conversion price of the original convertible debentures held by such investors would be reduced to $.01 cent per share and the exercise price of the original warrants held by such investors would be reduced to $.01 cent per share.

In connection with this additional investment by the Old Investors, the Company received net proceeds of approximately $115,000, after payment of offering related fees and expenses.

The sale of Notes and Warrants to each of the New Investors and the Old Investors was made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the Notes and the Warrants attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

4.1 Form of Common Stock Purchase Warrant issued by Mobile Reach International, Inc. to certain investors as of April 28, 2005.

4.2 Form of Convertible Note issued by Mobile Reach International, Inc. to certain investors as of April 28, 2005.

10.1 Amended Standard Terms of Employment between Mobile Reach International and
A. Christopher Johnson.

10.2 Form of Subscription Agreement dated as of April 28, 2005, among Mobile Reach International, Inc. and certain investors.

                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 3, 2005.


                                            Mobile Reach International, Inc.

                                            By:  /s/  Alan Christopher Johnson
                                               --------------------------------
                                                      Alan Christopher Johnson
                                                      Chief Executive Officer
May 3, 2005